Exhibit 32.1
Statement of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of eTelecare Global Solutions, Inc. (the “Company”) for the period ended September 30, 2007 as filed on Form 10-Q with the Securities and Exchange Commission on the date hereof (the “Report”), I, John R. Harris, chief executive officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 31, 2007	By:	/s/ John R. Harris

John R. Harris Chief Executive Officer and President (Principal Executive Officer)